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                          PAIRGAIN TECHNOLOGIES, INC.

                EXHIBIT 11.1--COMPUTATION OF EARNINGS PER SHARE


                                                         QUARTER ENDED SEPTEMBER 30,       NINE MONTHS ENDED SEPTEMBER 30,
                                                        ----------------------------       -------------------------------
PRIMARY EARNINGS PER SHARE                                1995              1994               1995              1994
                                                         -------           -------           --------          --------
                                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                                        $ 6,165           $   771           $(13,449)         $(5,664)
                                                         =======           =======           ========          =======
Calculation of shares outstanding for computing
  income (loss) per share
Weighted average common and common stock
  equivalents shares outstanding used in calculating
  net income (loss) per share in accordance with
  generally accepted accounting principles                17,302            15,523             14,365           12,490

Adjustment to reflect requirements of the SEC:

Adjustment to reflect the effects of tax
  benefit repurchase                                        (251)             (204)                --               --
                                                         -------           -------           --------          -------
Shares used in computing net income (loss)
  per share                                               17,051            15,319             14,365           12,490
                                                         =======           =======           ========          =======

Net income (loss) per share                              $  0.36           $  0.05           $  (0.94)         $ (0.45)
                                                         =======           =======           ========          =======



                                                        QUARTER ENDED SEPTEMBER 30,        NINE MONTHS ENDED SEPTEMBER 30,
                                                        ---------------------------        -------------------------------
FULLY DILUTIVE EARNINGS PER SHARE                         1994              1994              1994               1994
                                                        --------           -------          --------           --------
                                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                                        $ 6,165           $   771          $(13,449)          $(5,664)
                                                         =======           =======           ========          =======
Calculation of shares outstanding for computing
  income (loss) per share
Weighted average common and common stock
  equivalents shares outstanding used in calculating
  net income (loss) per share in accordance with
  generally accepted accounting principles                17,456            15,523            14,365            12,490

Adjustment to reflect requirements of the SEC:

Adjustment to reflect the effects of tax
  benefit repurchase                                        (262)             (204)               --                --
                                                         -------           -------           -------           -------
Shares used in computing net income (loss)
  per share                                               17,194            15,319            14,365            12,490
                                                         =======           =======           ========          =======

Net income (loss) per share                              $  0.36           $  0.05          $  (0.94)          $ (0.45)
                                                         =======           =======           ========          =======